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                                                                      EXHIBIT 12




                             Ameritech Corporation
               Computation of Ratio of Earnings to Fixed Charges
               Years Ending December 31, 1993, 92, 91, 90 and 89

                             (Dollars in Millions)


EARNINGS
- --------

                                        1993       1992           1991           1990           1989
                                        ----       ----           ----           ----           ----
 Income Before Interest, Income
 Taxes and Cumulative Effect of
 Change in Accounting Principles

                                        $2,686.8   $2,476.9       $2,224.3       $2,285.0       $2,186.3

 Portion of Rent Expense
 Representing Interest Expense
                                            65.4       65.4           71.0           69.9           57.4

 Michigan Single Business Tax
                                            27.6       25.2           25.6           25.6           24.8
                                        --------   --------       --------       --------       --------
 TOTAL EARNINGS                         $2,779.8   $2,567.5       $2,320.9       $2,380.5       $2,268.5
                                        --------   --------       --------       --------       --------
                                        --------   --------       --------       --------       --------

 FIXED CHARGES
 -------------

 Interest Expense                         $464.3     $503.2         $567.9         $474.5         $401.4

 Portion of Rent Expense
 Representing Interest Expense
                                            65.4       65.4           71.0           69.9           57.4
                                         --------   --------       --------       --------       --------
 TOTAL FIXED CHARGES                      $529.7     $568.6         $638.9         $544.4         $458.8
                                         --------   --------       --------       --------       --------
                                         --------   --------       --------       --------       --------

 Ratio of Earnings to Fixed
 Charges                                     5.25       4.52           3.63           4.37           4.94